UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          July 30, 2025

CORECARD CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Meca Way, Norcross, Georgia	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 381‑2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCRD	New York Stock Exchange

Item 1.01         Entry into a Material Definitive Agreement.

On July 30, 2025, CoreCard Corporation, a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Euronet Worldwide, Inc., a Delaware corporation (“Euronet”), and Genesis Merger Sub Inc., a Georgia corporation and wholly owned subsidiary of Euronet (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein and in accordance with the Georgia Business Corporation Code, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and continuing as a wholly owned subsidiary of Euronet. The respective boards of directors of the Company and Euronet have approved the Merger Agreement, and the board of directors of the Company has recommended that the Company’s shareholders adopt the Merger Agreement.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) (other than such shares owned by the Company, Euronet or Merger Sub or owned by any wholly owned subsidiary of Euronet (other than Merger Sub) or of the Company will be converted into the right to receive: (i) a number of shares of Euronet’s common stock, par value $0.02 per share (the “Euronet Common Stock”), equal to the Exchange Ratio (as defined below) and (ii) any cash payable in lieu of fractional shares, without interest and subject to any applicable withholding taxes (collectively, the “Per Share Merger Consideration”). Under the terms of the Merger Agreement, the “Exchange Ratio” means:

●
if the volume weighted average price per share of Euronet Common Stock on Nasdaq for the fifteen consecutive trading days ending on, and including, the second full trading day prior to the Effective Time (the “Parent Stock Price”) is equal to or less than $95.4798, then 0.3142;

●	if the Parent Stock Price is greater than $95.4798 but less than $107.7997, then the quotient obtained by dividing $30.00 by the Parent Stock Price, rounded to four decimal places; or

●	if the Parent Stock Price is greater than or equal to $107.7997, then 0.2783.

The proposed transaction values the Company at approximately $248 million, or $30 per share of Company Common Stock.

As a result of the Merger Agreement, (i) each outstanding and unvested Company restricted stock unit (“RSU”) award will become vested and will automatically be converted into the right to receive the Per Share Merger Consideration in respect of each share of Company Common Stock subject to such Company RSU, and (ii) each Company stock option that is outstanding and unexercised immediately prior to the Effective Time will become fully vested and exercisable, and will be automatically terminated, and will be converted into the right to receive an amount in cash in respect of each share subject thereto equal to the excess of (x) the product of the Exchange Ratio multiplied by the Parent Stock Price over (y) the per share exercise price.

If the Merger is consummated, the Company Common Stock will be delisted from The New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended. Following the closing of the Merger, the Euronet Common Stock will continue to be listed on the NASDAQ Global Select Market (“Nasdaq”) under the ticker symbol “EEFT.”

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants requiring (i) each of the Company and Euronet to conduct its respective businesses in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time, (ii) each of the Company and Euronet to use reasonable best efforts to obtain required government approvals, subject to certain exceptions, and (iii) the preparation and filing of a registration statement on Form S-4 containing a proxy statement/prospectus with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Merger. The Merger Agreement also includes covenants requiring the Company (x) not to solicit, or enter into discussions with third parties relating to, alternative business combination transactions during the period between the execution of the Merger Agreement and the Effective Time, subject to certain exceptions, and (y) to call and hold a special meeting of the Company’s shareholders to approve the Merger and, subject to certain customary “fiduciary out” exceptions, not to withdraw, change, amend, modify or qualify in a manner adverse to Euronet the recommendation of the Company’s board of directors that the Company’s shareholders vote to adopt the Merger Agreement and the Merger.

The consummation of the Merger is subject to certain closing conditions set forth in the Merger Agreement, including: (i) adoption of the Merger Agreement by the Company’s shareholders (the “Company Shareholder Approval”), (ii) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of certain orders or laws preventing consummation of the Merger, (iv) the effectiveness of the registration statement on Form S-4 to be filed by Euronet with the SEC in connection with the Merger and (v) the authorization for listing on Nasdaq of the shares of Euronet Common Stock to be issued in connection with the Merger. The obligation of each party to consummate the Merger is also subject to other customary closing conditions, including, among others, (a) the absence of a material adverse effect with respect to the other party, (b) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (c) compliance in all material respects with the other party’s obligations under the Merger Agreement and (d) the receipt of a tax opinion from their respective counsel to the effect that the Merger will qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights, including (1) the right of either party to terminate the Merger Agreement if (a) the parties mutually consent to terminate in writing, (b) there has been a breach of any representation, warranty, covenant or agreement made by the other party in the Merger Agreement such that a closing condition would not be satisfied (subject to cure rights), (c) the Merger does not occur by January 30, 2026 (which date will be automatically extended by up to two three-month periods to July 30, 2026 if the only then-outstanding closing conditions relate to clearance under the HSR Act or other applicable antitrust laws) (such date, as may be extended, the “Outside Date”), (d) there is a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or (e) the Company is unable to obtain the Company Shareholder Approval; (2) the right of Euronet to terminate the Merger Agreement if, prior to the Company Shareholder Approval, the Company’s board of directors changes its recommendation in favor of the Merger; and (3) the right of the Company to terminate the Merger Agreement, prior to receiving the Company Shareholder Approval, in order to enter into a definitive agreement for a superior proposal (so long as the Company complies in all material respects with the non-solicitation provisions in the Merger Agreement).

The Merger Agreement provides that the Company must pay Euronet a termination fee equal to $7.5 million if the Merger Agreement is terminated in certain circumstances, including (i) in the circumstances described in clauses (2) and (3) in the preceding paragraph; (ii) if either party terminates the Merger Agreement due to the failure to obtain the Company Shareholder Approval, an acquisition proposal is made public and not publicly withdrawn at least two business days prior to the Company’s shareholders’ meeting and within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement is entered into with respect to an acquisition proposal; or (iii) if (a) prior to the termination of the Merger Agreement, an acquisition proposal is made to the Company or becomes publicly disclosed and is not withdrawn prior to such termination, (b) either party terminates the Merger Agreement because the Outside Date has been reached (unless the Parent Termination Fee is then payable) or Euronet terminates the Merger Agreement due to the Company’s breach of one or more covenants of the Merger Agreement after the receipt of such acquisition proposal and (c) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement is entered into with respect to an acquisition proposal.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by the text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Euronet, Merger Sub or the Company. In particular, the assertions embodied in the Company’s representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the Company to Euronet in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the parties to the Merger Agreement and are subject to standards of materiality applicable to the parties that differ from those applicable to investors. Information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Euronet’s public disclosures. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Euronet rather than establishing matters of fact. In addition, investors are not third-party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Euronet or Merger Sub.

Item 7.01	Regulation FD Disclosure.

On July 30, 2025, Euronet and the Company issued a joint press release announcing the entrance into the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Euronet Worldwide, Inc., Genesis Merger Inc., and CoreCard Corporation dated July 30, 2025.
99.1	Joint Press Release, dated July 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements herein regarding the proposed transaction between Euronet and the Company; future financial and operating results; benefits and synergies of the transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the Merger Agreement; the issuance of common stock of Euronet contemplated by the Merger Agreement; the expected filing by Euronet with the SEC of a registration statement on Form S-4 (the “Registration Statement”) and a prospectus of Euronet and a proxy statement of the Company to be included therein (the “Proxy Statement/Prospectus”); the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward-looking statements are based upon current beliefs, expectations and discussions related to the proposed transaction and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect the Company’s and Euronet’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including shareholder approval by the Company’s shareholders, and the potential failure to satisfy the other conditions to the consummation of the proposed transaction; (iii) the effect of the announcement, pendency or completion of the proposed transaction on each of the Company’s or Euronet’s ability to attract, motivate, retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company or Euronet does business, or on the Company’s or Euronet’s operating results and business generally; (iv) that the proposed transaction may divert management’s attention from each of the Company’s or Euronet’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed transaction or otherwise, including the risk of shareholder litigation in connection with the proposed transaction, or the impact of the proposed transaction thereupon, including resulting expense or delay; (vi) that the Company or Euronet may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require payment of a termination fee; (viii) the risk that restrictions during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; (x) the impact of legislative, regulatory, economic, competitive and technological changes; (xi) risks relating to the value of Euronet securities to be issued in the proposed transaction; (xii) the risk that integration of the Company’s and Euronet’s businesses post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects expected from the transaction; and (xiii) the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of the Company and Euronet.

These risks, as well as other risks related to the proposed transaction, will be described in the Registration Statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here and the list of factors to be presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

In connection with the proposed transaction, Euronet plans to file with the SEC the Registration Statement on Form S-4, containing the Proxy Statement/Prospectus. After the Registration Statement has been declared effective by the SEC, the Proxy Statement/Prospectus will be delivered to shareholders of the Company. Investors and securityholders of the Company or Euronet are urged to read the Registration Statement and any other relevant documents filed with the SEC, including the Proxy Statement/Prospectus that will be part of the Registration Statement when they are available because they will contain important information about the Company, Euronet, the proposed transaction and related matters. Investors and securityholders of the Company or Euronet will be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company or Euronet, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by the Company will be available free of charge at the Company’s investor relations website at https://investors.corecard.com. Copies of the documents filed with the SEC by Euronet will be available free of charge at Euronet’s investor relations website at https://ir.euronetworldwide.com/for-investors.

PARTICIPANTS IN SOLICITATION

The Company and Euronet and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the transaction under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s proxy statement, dated April 14, 2025, for its 2025 annual meeting of shareholders, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Company’s 2025 proxy statement have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Company’s 2025 proxy statement and are available at the SEC’s website at www.sec.gov. Information regarding Euronet’s directors and executive officers is available in Euronet’s Annual Report on Form 10-K for the year ended December 31, 2024 and Euronet’s proxy statement, dated April 4, 2025, for its 2025 annual meeting of shareholders, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Euronet’s securities by Euronet’s directors or executive officers from the amounts described in Euronet’s 2025 proxy statement have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of Euronet’s 2025 proxy statement and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2025	CORECARD CORPORATION (Registrant) /s/ Matthew A. White By: Matthew A. White Title: Chief Financial Officer

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